FORM OF TIME VESTING RSU GRANT

STOCK UNIT AWARD AGREEMENT
under the
MIPS TECHNOLOGIES, INC.
1998 LONG-TERM INCENTIVE PLAN
FOR EMPLOYEES OUTSIDE THE U.S.

This Stock Unit Award Agreement, including the terms and conditions in the country-specific Appendix for your country of residence, if any (the “Award Agreement”), dated as of the «Date_of_Grant» (the “Grant Date”), between MIPS Technologies, Inc., a Delaware corporation (the “Company") and «Recipient» (the "Recipient"), is made pursuant and subject to the provisions of the Company's Amended and Restated 1998 Long-Term Incentive Plan, and any future amendments thereto (the “Plan”). The Plan, as it may be amended from time to time, is incorporated herein by reference.

1. Definitions.  All capitalized terms used herein but not expressly defined shall have the meaning ascribed to them in the Plan.

2. Award of Stock Units.  Subject to the terms and conditions of the Plan and to the terms and conditions set forth in this Award Agreement, the Company on the Grant Date awards to the Recipient «Shares_spelled_out» «Number_of_Shares» Stock Units (referred to hereinafter as the “Restricted Stock Units”).  The Restricted Stock Units awarded herein do not represent an equity security of the Company.  The Recipient will not be entitled to any voting or dividend rights until the Restricted Stock Units vest and Shares are issued to the Recipient.  Prior to actual distribution of Shares from any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Vesting Schedule.  Except as otherwise provided in this Award Agreement, the Restricted Stock Units shall vest and become non-forfeitable over a [____] period with [____]  of the Restricted Stock Units vesting on [____]  (each a “Vesting Date”) as set forth in the following vesting schedule, provided that the Recipient’s Continuous Service with the Recipient’s employer (the “Employer”) or the Company continues until the applicable Vesting Date:

Vesting Date                                           Number of Restricted Stock Units Vesting
[________], 20[__]                                           «Units_Vested_Year_1»
[________], 20[__]                                           «Units_Vested_Year_2»
[________], 20[__]                                           «Units_Vested_Year_3»

Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and vesting shall occur only on the applicable Vesting Date.  For the avoidance of doubt, the Employer shall at all times be a Related Entity which is consolidated with the Company for financial accounting purposes.

4. Payment for Vested Restricted Stock Units; Forfeiture of Unvested Units.  Except as otherwise provided in Section 16 hereof, within thirty (30) days after each Vesting Date, the Recipient shall receive one share of Stock for each vested Restricted Stock Unit that has vested on such Vesting Date, free and clear of the restrictions set forth in this Award Agreement, except for any restrictions necessary to comply with federal, state and applicable international securities laws. Certificates

LTIP Stock Unit Award Agreement
for Non-US Employees 2010

representing such Shares shall be delivered to the Recipient or electronic delivery shall be made to a brokerage account satisfactory to the Company as promptly as practical following the Recipient becoming entitled to receive such Shares.  Any Restricted Stock Units that are not vested as of the termination of Recipient’s Continuous Service shall automatically and immediately be forfeited on the date of the termination of Recipient’s Continuous Service, as determined in accordance with Section 11(k) of this Award Agreement, and the Recipient shall not be entitled to any Shares for such forfeited Restricted Stock Units.

5. Tax Withholding.  Regardless of any action the Company or the Employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Recipient’s participation in the Plan that are legally applicable to the Recipient (“Tax-Related Items”), the Recipient acknowledges that the ultimate liability for all Tax-Related Items is and remains his or her responsibility and that such liability may exceed the amount actually withheld by the Company or the Employer.  The Recipient further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including the grant or vesting of the Restricted Stock Units, the issuance of Shares on the relevant Vesting Date, the subsequent sale of Shares acquired at vesting of the Restricted Stock Units, if any, and the receipt of any dividends or dividend equivalents; and (b) do not commit and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Recipient’s liability for Tax-Related Items or achieve any particular tax result.  Further, if the Recipient becomes subject to tax and/or social security contributions in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, the Recipient acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Recipient shall pay to the Company, or make arrangements satisfactory to the Plan Administrator to satisfy all Tax-Related Items.  In this regard, the Recipient authorizes the Company and/or the Employer, or their respective agents, in their sole discretion and pursuant to such procedures as may be specified from time to time by the Company, to satisfy obligations with regard to all Tax-Related Items, in whole or in part, by one or more of the following: (a) paying cash; (b) withholding from the Recipient’s wages or other cash compensation paid to the Recipient by the Company and/or the Employer; (c) withholding Shares otherwise deliverable upon settlement of the Restricted Stock Units; (d) delivering to the Company already vested and owned Shares having a value equal to the amount required to be withheld; and/or (e) withholding from proceeds of the sale of a sufficient number of such Shares acquired upon settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on the Recipient’s behalf pursuant to this authorization).

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Recipient will be deemed to have been issued the full number of Shares notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Recipient’s participation in the Plan.

Finally, the Recipient shall promptly pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Recipient’s participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Recipient fails to comply with his or her obligations in connection with Tax-Related Items.

LTIP Stock Unit Award Agreement
for Non-US Employees 2010

6. Non-Transferability of Restricted Stock Units.  No Restricted Stock Units shall be transferable or assignable by the Recipient, other than by will or the laws of descent and distribution.   The terms of the Plan and this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Recipient.  No transfer by will or the laws of descent and distribution of any Restricted Stock Units shall be effective to bind the Company unless the Plan Administrator shall have been furnished with notice with a copy of the will and/or such evidence as the Plan Administrator may deem necessary to establish the validity of the transfer and a Statement of Acknowledgement, in a form acceptable to the Company, executed and dated by the transferee which states that the transferee will comply with all the terms and conditions of the Plan and the Award Agreement relating to the Restricted Stock Units that are or would have been applicable to the Recipient.

7. Vesting Acceleration upon Death or Disability of Recipient.  If Recipient’s Continuous Service terminates as a result of death or Disability, then this Award shall vest on an accelerated basis so that this Award is fully vested as of the date of Recipient’s termination of Continuous Service.

8. Change of Control or Capitalization.

(a) Change in Capitalization Structure.  In the event of a change in the Company’s capital structure, the provisions of Section 10(c) of the Plan shall apply to this Award of Restricted Stock Units.

(b) Change in Control or Corporate Transaction.  In the event of a Change in Control or Corporate Transaction, the provisions of Section 9 of the Plan shall apply to this Award of Restricted Stock Units.

(c) Vesting Acceleration.  If, within twenty-four (24) months after the consummation of a Change in Control, either (a) the Recipient’s Continuous Service is terminated by the Company without Cause or (b) the Recipient terminates Recipient’s Continuous Service for Good Reason, then this Award shall vest on an accelerated basis so that this Award is fully vested as of the date of such termination.

9. No Restriction On Right Of Company To Effect Corporate Changes. This Award and Award Agreement shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issuance of stock or of stock options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10. Legal Compliance.  No Shares shall be issued pursuant to this Award Agreement unless such issuance complies with Applicable Laws.

11. Nature of Grant.  In accepting the Restricted Stock Units, the Recipient expressly acknowledges, understands and agrees to the following:

(a) the Plan is established voluntarily by the Company, is discretionary in nature, and may be modified, amended, suspended or terminated by the Company at any time;

(b) the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future Restricted Stock Unit Awards or benefits in lieu of Restricted

LTIP Stock Unit Award Agreement
for Non-US Employees 2010

Stock Units, even if such Awards have been granted repeatedly in the past;

(c) all decisions with respect to future Restricted Stock Unit Awards, if any, will be at the sole discretion of the Company;

(d) the Recipient is voluntarily participating in the Plan;

(e) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which are outside the scope of the Recipient’s employment contract, if any;

(f) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation;

(g) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of Recipient’s normal or expected salary or compensation for any purposes, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement or welfare benefits, or any other payments, benefits or rights of any kind, and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Related Entity;

(h) the Restricted Stock Units and the Recipient’s participation in the Plan shall not be interpreted to form an employment contract or relationship with the Company or any Related Entity;

(i) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(j) in consideration of the grant of the Restricted Stock Units, no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Unit Award resulting from termination of the Recipient’s Continuous Service by the Company or the Employer (for any reason whatsoever and regardless of whether in breach of local labor laws) and, in consideration of the Restricted Stock Unit Awards, to which the Recipient otherwise is not entitled, the Recipient irrevocably agrees never to institute any claim against the Company or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Recipient shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(k) in the event of Recipient’s termination of Continuous Service (regardless of whether in breach of local labor laws), the Recipient’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate effective as of the date that the Recipient is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Plan Administrator shall have the exclusive discretion to determine when the Recipient is no longer actively employed for purposes of the Restricted Stock Unit grant; and

(l) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Recipient’s participation in the Plan, or the

LTIP Stock Unit Award Agreement
for Non-US Employees 2010

Recipient’s acquisition or sale of the underlying Shares.  The Recipient is hereby advised to consult with his or her own personal tax, legal, and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

12. Data Privacy.  The Recipient hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Award Agreement by and among, as applicable, the Employer, the Company and their Related Entities for the exclusive purpose of implementing, administering and managing the Recipient’s participation in the Plan.

The Recipient understands that the Company, the Employer and their Related Entities may hold certain personal information about the Recipient, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, and details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Recipient’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

The Recipient understands that Data will be transferred to E*Trade, or such other stock plan service provider as may be utilized by the Company in the future in connection with the implementation, administration, and management of the Plan.  The Recipient understands that these recipients may be located in his or her country or elsewhere, and that the Data recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Recipient’s country.  The Recipient understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.  The Recipient authorizes the Company, E*Trade and any other person which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of implementing, administering, and managing the Recipient’s participation in the Plan.  The Recipient understands that Data will be held only as long as is necessary to implement, administer, and manage his or her participation in the Plan.  The Recipient understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data, or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative.  The Recipient understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan.  For more information on the consequences of his or her refusal to consent or withdrawal of consent, the Recipient understands that the Recipient may contact his or her local human resources representative.

13. Appendix. Notwithstanding any provisions in this Award Agreement, the Restricted Stock Units shall be subject to any special terms and conditions for the Recipient’s country set forth in the Appendix.  Moreover, if the Recipient relocates to one of the countries included in the Appendix, the special terms and conditions for such country shall apply to the Recipient, to the extent that the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.  The Appendix constitutes part of this Award Agreement.

14. Entire Agreement; Governing Law.  The Plan is incorporated herein by reference.  The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Recipient with respect to the subject matter hereof, and may not be modified adversely to the Recipient’s

LTIP Stock Unit Award Agreement
for Non-US Employees 2010

interest except by means of a writing signed by the Company and Recipient.  This agreement is governed by the internal substantive laws but not the choice of law rules of Delaware, United States of America.

15. Venue. All disputes, controversies, claims, actions or causes of action arising out of this Award Agreement between the parties hereto shall be brought, heard and adjudicated by the state and federal courts located in the State of California, with venue in the County of Santa Clara. Each of the parties hereto hereby consents to personal jurisdiction by such courts located in the State of California in connection with any such dispute, controversy, claim, action or cause of action, and each of the parties hereto consents to service of process by any means authorized by federal law or the law of the State of California, as applicable.

16. Section 409A.

(a) General. To the extent that the requirements of Section 409A are applicable to the Recipient and this Award Agreement, it is the intention of both the Company and the Recipient that the benefits and rights to which the Recipient could be entitled pursuant to this Award Agreement comply with Section 409A of the Code and the Treasury Regulations and other guidance promulgated or issued thereunder (“Section 409A”), and the provisions of this Award Agreement shall be construed in a manner consistent with that intention.  If the Recipient or the Company believes, at any time, that any such benefit or right that is subject to Section 409A does not so comply, it shall promptly advise the other and shall negotiate reasonably and in good faith to amend the terms of such benefits and rights such that they comply with Section 409A (with the most limited possible economic effect on the Recipient and on the Company).

(b) No Representations as to Section 409A Compliance.  Notwithstanding the foregoing, the Company does not make any representation to the Recipient that the Restricted Stock Units awarded pursuant to this Award Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Recipient or any Beneficiary for any tax, additional tax, interest or penalties that the Recipient or any Beneficiary may incur in the event that any provision of this Award Agreement, or any amendment or modification thereof or any other action taken with respect thereto is deemed to violate any of the requirements of Section 409A.

(c) 6 Month Delay for Specified Recipients.

(i) If the Recipient is a “Specified Employee” (as defined below), then no payment or benefit that is payable on account of the Recipient’s “Separation from Service” shall be made before the date that is six months after the Recipient’s “Separation from Service” (or, if earlier, the date of the Recipient’s death) if and to the extent that such payment or benefit constitutes deferred compensation (or may be nonqualified deferred compensation) under Section 409A and such deferral is required to comply with the requirements of Section 409A.  Any payment or benefit delayed by reason of the prior sentence shall be paid out or provided in a single lump sum at the end of such required delay period in order to catch up to the original payment schedule.

(ii) For purposes of this provision, the Recipient shall be considered to be a “Specified Employee” if, at the time of his or her separation from service, the Recipient is a “key employee”, within the meaning of Section 416(i) of the Code, of the Company (or any person or entity with whom the Company would be considered a single employer under Section 414(b) or Section 414(c) of the Code) any stock in which is publicly traded on an established securities market or otherwise.

LTIP Stock Unit Award Agreement
for Non-US Employees 2010

(d) No Acceleration of Payments.  Neither the Company nor the Recipient, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Award Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A.

17. No Guarantee of Continued Service.  Recipient acknowledges and agrees that the vesting of this Award pursuant to the vesting schedule hereof is subject to Recipient remaining continuously employed by the Employer or the Company (not through the act of being hired, being granted this Award or acquiring shares hereunder).  Recipient further acknowledges and agrees that this Award Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a service provider for the vesting period, for any period, or at all, and shall not interfere in any way with Recipient’s right, the Company’s right or the Employer’s right to terminate Recipient’s relationship as a service provider at any time, with or without cause.

18. Recipient’s Acknowledgment.  Recipient acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions thereof.  Recipient acknowledges that he or she has reviewed the Plan and this Award Agreement, including the Appendix, if any, in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Award.

19. Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Recipient’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under this Award, to the extent that the Company determines it is necessary or advisable to comply with local law or facilitate the administration of the Plan, and to require the Recipient to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

20. Recipient’s Acceptance of Provisions of Plan Control and Decision of Plan Administrator.  In the event of any conflict between the provisions of the Plan and the provisions of this Award Agreement, the provisions of the Plan shall govern.  Recipient hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Plan Administrator upon any questions arising under the Plan or this Award Agreement, including with respect to the interpretation or administration of the Plan and/or this Award Agreement.  Recipient further agrees to notify the Company upon any change in his or her residence address in order for the Company’s records to be kept up to date.

21. Language.  If the Recipient receives this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version differs from the English version, the English version shall control.

22. Electronic Delivery and Acceptance.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  The Recipient hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

LTIP Stock Unit Award Agreement
for Non-US Employees 2010

23. Severability.  The provisions of this Agreement are severable, and, if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions nevertheless shall be binding and enforceable.

IN WITNESS WHEREOF, the Company has caused this Award Agreement to be signed by a duly authorized officer, and the Recipient has affixed his or her signature hereto.

MIPS Technologies, Inc.
By:

RECIPIENT
«Recipient»

LTIP Stock Unit Award Agreement
for Non-US Employees 2010